EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 21 May 1997, with respect to the financial statements of Swift Textiles Europe Limited (not included separately herein) for the year ended 31 March 1997 in the Registration Statement (Form S-4) and related Prospectus of Galey & Lord, Inc. for the registration of $300,000,000 of Senior Subordinated Notes due 2008.



KPMG


Dublin, Ireland
2 April, 1998